                                   POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Mary Ann Sigler and Tom Gores and each of them acting individually, his or its true and lawful attorneys-in-fact to:

        1.      execute for and on behalf of the undersigned Forms 3, 4 and 5 relating to the Class A Common Stock, par value $0.0001 per share, of Vertiv
Holdings Co (the "Company") in accordance with Section 16(a) of the Securities
Exchange Act of 1934 (the "Exchange Act") and the rules thereunder and Schedules
13D and 13G in accordance with Section 13 of the Exchange Act and the rules thereunder;

        2.      do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 or Schedule 13D or Schedule 13G and the timely filing of such form with the United States Securities and Exchange Commission and any
other authority, including the NYSE; and

        3.      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that such attorney-
in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13 and 16 of the
Exchange Act.

        This Power of Attorney shall remain in full force and effect until the earlier of (i) February 10, 2021 or (ii) such date as the undersigned is no longer required to file Forms 3, 4, and 5 or Schedules 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the
Company, in each case, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned caused this Power of Attorney to be executed as of this 10th day of February, 2020.

                                        VPE HOLDINGS, LLC

                                        /s/ Mary Ann Sigler
                                        ----------------------------------------
                                        Name: Mary Ann Sigler

                                        Title: President

                                        VERTIV JV HOLDINGS, LLC

                                        By: Platinum Equity Partners IV, L.P.,
                                        its Manager

                                        /s/ Mary Ann Sigler
                                        ----------------------------------------
                                        Name: Mary Ann Sigler

                                        Title:  Vice President

                                        PE VERTIV HOLDINGS, LLC

                                        /s/ Mary Ann Sigler
                                        ----------------------------------------
                                        Name: Mary Ann Sigler

                                        Title: President

                                        PLATINUM EQUITY INVESTMENT
                                        HOLDINGS III, LLC

                                        /s/ Mary Ann Sigler
                                        ----------------------------------------
                                        Name: Mary Ann Sigler

                                        Title: Vice President and Treasurer

                                        PLATINUM EQUITY INVESTMENT
                                        HOLDINGS III, LLC

                                        /s/ Mary Ann Sigler
                                        ----------------------------------------
                                        Name: Mary Ann Sigler

                                        Title: President

                                        PLATINUM EQUITY, LLC

                                        /s/ Mary Ann Sigler
                                        ----------------------------------------
                                        Name: Mary Ann Sigler

                                        Title: Executive Vice President, Chief
                                        Financial Officer

                                        TOM GORES

                                        /s/ Mary Ann Sigler*

                                        /s/ Mary Ann Sigler
                                        ----------------------------------------
                                        *Attorney-in-Fact

              [Signature Page to Power of Attorney]

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mary Ann Sigler as the undersigned's true and lawful attorney-in- fact, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to:

(1)  prepare and execute for and on behalf of the undersigned Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder, including any joint filing agreement thereunder, and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or complete and execute any amendment or amendments thereto;

(2)  prepare and execute for and on behalf of the undersigned reports of ownership on Schedule 13D or 13G under the Securities Exchange Act of 1934 and the rules thereunder, including any joint filing agreement thereunder, and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such reports or schedules, and complete and execute any amendment or amendments thereto; and

(3)  timely file such forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority, and to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney- in-fact, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of October, 2018.

       Tom Gores

      /s/ Tom Gores
      -----------------